EXHIBIT 99 (d)


                             TXU US HOLDINGS COMPANY
                         DETAIL OF LONG-TERM DEBT AS OF
                               SEPTEMBER 30, 2002

                              DESCRIPTION                                    INTEREST       COUPON RATE     PRINCIPAL     MATURITY
                                                                               RATE                           AMOUNT        DATE
                                                                               BASIS                      (IN MILLIONS)

TXU US Holdings Company (parent)
--------------------------------
        7.17% Senior Debentures due 2007                                     Fixed             7.170%          $10         8/1/07
        Debt assumed for purchase of utility plant (b)                       Fixed             9.567%           75        12/4/19
        Debt assumed for purchase of utility plant (b)                       Fixed             8.254%           68       12/31/21
        Floating Rate Junior Subordinated Debentures, Series D               Floating (a)      2.713%            1        1/30/37
        8.175% Junior Subordinated Debentures, Series E                      Fixed             8.175%            8        1/30/37
                                                                                                            ------
             Total TXU US Holdings (Including Debt Due Currently)                                             $162
                                                                                                            ======

TXU Energy Company
------------------
        Pollution Control Revenue Bonds Series (PCRB):
        Brazos River Authority (BRA):
        PCRB - BRA Taxable Series 1993                                       Floating (b)      1.730%          $44         6/1/23
        PCRB - BRA Series 1994A                                              Fixed             4.900%           39         5/1/29
        PCRB - BRA Series 1994B                                              Fixed             5.400%           39         5/1/29
        PCRB - BRA Series 1995A                                              Fixed             5.400%           50         4/1/30
        PCRB - BRA Series 1995B                                              Fixed             5.050%          118         6/1/30
        PCRB - BRA Series 1999A                                              Fixed             4.800%          111         4/1/33
        PCRB - BRA Series 1999B                                              Floating (a)      1.450%           16         9/1/34
        PCRB - BRA Series 1999C                                              Floating (a)      1.450%           50         3/1/32
        PCRB - BRA Series 2001A                                              Fixed             4.950%          121        10/1/30
        PCRB - BRA Series 2001B                                              Fixed             4.750%           19         5/1/29
        PCRB - BRA Series 2001C                                              Fixed             5.750%          274         5/1/36
        PCRB - BRA Series 2001D                                              Fixed             4.250%          271         5/1/33
        PCRB - BRA Taxable Series 2001F                                      Floating (a)      1.810%           39       12/31/36
        PCRB - BRA Taxable Series 2001G                                      Floating (a)      1.810%           72       12/31/36
        PCRB - BRA Taxable Series 2001H                                      Floating (a)      1.810%           31       12/31/36
        PCRB - BRA Taxable Series 2001I                                      Floating (a)      1.810%           63       12/31/36
        PCRB - BRA Series 2002A                                              Floating (a)      1.800%           61         5/1/37

        Sabine River Authority of Texas (SRA):
        PCRB - SRA Series 2000A                                              Fixed             6.450%           51         6/1/21
        PCRB - SRA Series 2001A                                              Fixed             5.500%           91         5/1/22
        PCRB - SRA Series 2001B                                              Fixed             5.750%          107         5/1/30
        PCRB - SRA Series 2001C                                              Fixed             4.000%           70         5/1/28
        PCRB - SRA Taxable Series 2001D                                      Floating (a)      1.810%           12       12/31/36
        PCRB - SRA Taxable Series 2001E                                      Floating (a)      1.810%           45       12/31/36

        Trinity River Authority of Texas (TRA):
        PCRB - TRA Series 2000A                                              Fixed             4.900%           14         5/1/28
        PCRB - TRA Series 2001A                                              Fixed             5.000%           37         5/1/27

        TXU Mining Co. - 6 7/8% Senior Notes                                 Fixed             6.875%           30         8/1/05
        TXU Mining Co. - 7% Senior Notes                                     Fixed             7.000%           73         5/1/03
        Other Long-term debt                                                                                     6
        Capital Lease                                                        Fixed                              11
                                                                                                            ------
             Total TXU Energy (Including Debt Due Currently)                                                $1,965
                                                                                                            ======


(Table Continued)

                              DESCRIPTION                                    INTEREST       COUPON RATE     PRINCIPAL     MATURITY
                                                                               RATE                           AMOUNT        DATE
                                                                               BASIS                      (IN MILLIONS)

Oncor Electric Delivery Company
-------------------------------
        Secured 6.47% Medium Term Notes                                      Fixed             6.470%           $3       11/13/02
        Secured 6.56% Medium Term Notes                                      Fixed             6.560%           10       11/20/02
        Secured 6.58% Medium Term Notes                                      Fixed             6.580%            5       11/20/02
        Secured 9.53% Medium Term Notes                                      Fixed             9.530%            4        1/30/03
        Secured 9.7% Medium Term Notes                                       Fixed             9.700%           11        2/28/03
        6 3/4% First Mortgage Bonds due 3/1/03                               Fixed             6.750%          194         3/1/03
        6 3/4% First Mortgage Bonds due 4/1/03                               Fixed             6.750%           95         4/1/03
        Floating Rate Series C First Mortgage Bonds                          Floating (a)      2.426%          400        6/15/03
        8 1/4% First Mortgage Bonds due 4/1/04                               Fixed             8.250%          100         4/1/04
        6 1/4% First Mortgage Bonds due 10/1/04                              Fixed             6.250%          121        10/1/04
        6 3/4% First Mortgage Bonds due 7/1/05                               Fixed             6.750%           92         7/1/05
        7 7/8% First Mortgage Bonds due 3/1/23                               Fixed             7.875%          224         3/1/23
        8 3/4% First Mortgage Bonds due 11/1/23                              Fixed             8.750%          103        11/1/23
        7 7/8% First Mortgage Bonds due 4/1/24                               Fixed             7.875%          133         4/1/24
        7 5/8% First Mortgage Bonds due 7/1/25                               Fixed             7.625%          215         7/1/25
        7 3/8% First Mortgage Bonds due 10/1/25                              Fixed             7.375%          178        10/1/25
        6.375% Senior Secured Notes                                          Fixed             6.375%          700         5/1/12
        7.000% Senior Secured Notes                                          Fixed             7.000%          500         5/1/32
        5% Debentures                                                        Fixed             5.000%          200         9/1/07
        7% Debentures                                                        Fixed             7.000%          800         9/1/22
        Unamortized  premium and discount and fair value adjustments         N/A                               (25)
                                                                                                            ------
              Total Oncor Electric  (Including Debt Due Currently)                                          $4,063
                                                                                                            ======
             Total Consolidated TXU US Holdings (Including Debt Due Currently)                              $6,190
                                                                                                            ======



        NOTES:

     (a)  Interest rate in effect at September 30, 2002.
     (b) In 1990, TXU US Holdings Company purchased the ownership interest in Comanche Peak of Tex-La Electric Cooperative of Texas, Inc. (Tex-La) and assumed debt of Tex-La payable over approximately 32 years. The assumption is secured by a mortgage on the acquired interest.